EXHIBIT 10.45

6/1/2011
LEASE RENEWAL AGREEMENT

LEASE RENEWAL AGREEMENT made as of the last date endorsed hereon between NAPPEN & ASSOCIATES, a Pennsylvania limited partnership t/a 309 DEVELOPMENT COMPANY ("Lessor")

AND

PHOTOMEDEX, INC., a Nevada corporation duly registered in the Commonwealth of Pennsylvania ("Lessee").

Basis of Agreement

A.  By Lease Agreement dated July 10, 2006 (together with this Lease Renewal Agreement on and after August 1, 2011, the "Lease"), Lessor demised and let to Lessee's predecessor by merger, who hired from Lessor that certain premises situate Lot No. 14, Bethlehem Pike Industrial Center, Montgomery Township, Montgomery County, Pennsylvania, consisting of 42,000 sq. ft., more or less, known and numbered 147 Keystone Drive, Montgomeryville, Pennsylvania 18936 (the "Premises") for a term expiring July 31, 2011.

B.  The parties desire to extend the term of the Lease for an additional term of two (2) years, commencing August 1, 2011, and ending July 31, 2013 ("Renewal Term").

C.  The parties desire to set forth herein their agreement regarding the terms of the Lease during the Renewal Term.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.  The term of the Lease is hereby extended for a Renewal Term of two (2) years, commencing August 1, 2011, and terminating July 31, 2013, at 11:59 p.m., unless, extended previously terminated, as set forth in the Lease.

2.  During the Renewal Term, Article 3 of the Lease, entitled "Minimum Annual Rent" shall be amended and supplemented to read as follows:

"3. Minimum Annual Rent. The minimum annual rent ("Minimum Annual Rent") payable by Lessee to Lessor during the Renewal Term shall he Two Hundred Forty Five Thousand Seven Hundred and 00/100 Dollars ($245,700.00) per year, lawful money of the United States of America, payable in monthly installments in advance during the Renewal Term in sums of Twenty Thousand Four Hundred Seventy Five and 00/100 Dollars ($20,475,00) on the first day of each month during the Renewal. Term, commencing August 1, 2011."

3.  Lessor shall replace two (2) metal steps at the Premises at an estimated cost of $5,600.00. The actual cost for such replacement shall be split equally by the parties and Lessee shall pay its share to Lessor as Additional Rent upon completion of the work.

4.  Article 25 of the Lease is hereby deleted in its entirety and the following substituted therefor:

25. Extensions.

A. Extensions. It is hereby mutually agreed that Lessee may terminate this

Lease at the end of the Renewal Term and any subsequent extension term, by giving to Lessor written notice at least six (6) months prior thereto, and Lessor may terminate this Lease at the end of the Renewal Term and any subsequent extension thereof by giving to Lessee written notice at least five (5) months prior thereto (each an "Expiration Notice"); but in default of an Expiration Notice given by either party in the manner provided herein, this Lease shall continue for an extension term of one (1) year, commencing the day after the expiration of the then current Renewal Term or extension term, as the case may be, upon the terms and conditions in force immediately prior to the expiration of the then-current Renewal Term or extension term, as the case may be (except for the Minimum Annual Rent, which shall be as computed in subparagraph 25(B), and so on from year to year, unless terminated by the giving of an Expiration Notice within the times and in the manner aforesaid. In the event that Lessee or Lessor shall have given an Expiration Notice and Lessee shall fail or refuse to completely vacate the Premises and restore the same to the condition required in this Lease on or before the date designated in the Expiration Notice (the "Expiration Date"), then it is expressly agreed that Lessor, by notice to Lessee, shall have the option either:

(i) to disregard the Expiration Notice as having no force and effect, whereupon the Expiration Notice shall be null and void, ab initio, as if never given; or

(ii) treat Lessee as Holding Over, in accordance with paragraph 2(B) of the Lease.

All powers granted to Lessor by this Lease shall be exercised and all obligations imposed upon Lessee by this Lease shall be performed by Lessee during the Renewal Term, as well as during any subsequent extension terms of this Lease.

Notwithstanding anything set forth in subparagraph 25(A) to the contrary, if the term of this Lease is not previously terminated, the term of this Lease shall end absolutely, without further notice, at 11:59 p.m. on the day previous to the 29th anniversary of the Lease Commencement Date set forth in the Lease.

B. Computation of Minimum Annual Rent in the event of Extension.

For extensions of this Lease under subparagraph 25(A), the Minimum

Annual Rent during a one-year Extension Term shall be One Hundred Five Percent (105%) of the Minimum Annual Rent for the previous Lease Year, payable in equal monthly installments on the first day of each month during the Extension Term."

THE FOLLOWING PARAGRAPH 5 SETS FORTH AN ACKNOWLEDGEMENT AND CONFIRMATION OF WARRANT OF AUTHORITY IN ARTICLE 23(M) OF THE LEASE FOR ANY PROTHONOTARY OR ATTORNEY OF COURT OF RECORD TO CONFESS JUDGMENT AGAINST THE LESSEE. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE LESSEE, THE LESSEE, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR THE LESSEE AND WITH KNOWLEDGE OF THE LEGAL EFFECT THEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE LESSEE HAS OR MAY HAVE TO  PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE. IT IS SPECIFICALLY ACKNOWLEDGED BY THE LESSEE THAT THE LESSOR HAS RELIED ON THIS WARRANT OF ATTORNEY IN EXECUTING THIS LEASE RENEWAL AGREEMENT AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS HEREUNDER TO THE LESSEE.

LESSEE EXPRESSLY WARRANTS AND REPRESENTS THAT THE FOLLOWING WARRANT OF ATTORNEY TO CONFESS JUDGMENT HAS BEEN AUTHORIZED EXPRESSLY BY PROPER ACTION OF THE BOARD OF DIRECTORS OF LESSEE.

LESSEE AND LESSOR HEREBY CONSENT TO THE JURISDICTION OF THE COURT OF COMMON PLEAS OF MONTGOMERY COUNTY PENNSYLVANIA OR THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA FOR ANY PROCEEDING IN CONNECTION WITH THE LEASE, AND HEREBY WAIVE OBJECTIONS AS TO VENUE AND CONVENIENCE OF FORUM IF VENUE IS IN MONTGOMERY COUNTY, PENNSYLVANIA OR IN THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA. IN ANY ACTION OR SUIT UNDER THE LEASE, SERVICE OF PROCESS MAY BE MADE UPON LESSOR OR ANY LESSEE BY MAILING A COPY OF THE PROCESS BY FIRST CLASS MAIL TO THE RECIPIENT AT THE RESPECTIVE ADDRESS SET FORTH IN PARAGRAPH 26 OF THE LEASE.  LESSOR AND LESSEE HEREBY WAIVE ANY AND ALL OBJECTIONS TO SUFFICIENCY OF SERVICE OF PROCESS IF DULY SERVED IN THIS MANNER

5, Article 23(M) of the Lease is amended and supplemented to read as follows:

"23(M). Upon the occurrence of any event of default which is not cured within any period of time herein provided, Lessee with understanding of the RELINQUISHMENT OF CERTAIN RIGHTS, to which Lessee would otherwise be entitled as a matter of law and due process, including the right to notice and judicial hearing, hereby authorizes and empowers any attorney of any court of record in the

Commonwealth of Pennsylvania as attorney for Lessee, as well as for all persons claiming under, by or through Lessee, to appear for Lessee and enter in any competent court, in accordance with the then applicable rules of such court, an action in ejectment for possession of the Premises, without any stay of execution or appeal, against Lessee and all persons claiming under, by or through Lessee and therein CONFESS JUDGMENT FOR THE RECOVERY BY LESSOR OF POSSESSION OF THE PREMISES, for which this Lease (or a copy of thereof) shall be sufficient warrant, whereupon if Lessor so desires, a writ of possession may be issued forthwith, without any prior writ or proceeding whatsoever. It is hereby expressly agreed that if for any reason, after such action has been commenced, the same shall be discontinued, marked satisfied of record or terminated, or possession of the Premises remain in or be restored to Lessee, Lessor shall have the right for the same default, or any subsequent default, to bring one or more actions in the manner herein set forth to recover possession of the Premises."

6.      Effectiveness. The furnishing of the form of this agreement shall not constitute an offer and this agreement shall become effective upon and only upon its execution by and delivery to each party hereto.

7.  All references to "Lessee" in the Lease shall mean .”PHOTOMEDEX, INC., a Nevada corporation.  In all other respects, the terms and conditions of the Lease not inconsistent with the terms hereof are hereby ratified and confirmed and shall remain in full force and effect during the Renewal Term.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound, as of the day and year last below written.

Dated: 6/6/11	NAPPEN & ASSOCIATES, a Pennsylvania limited partnership t/a 309 DEVELOPMENT COMPANY
By:/s/ Robert W. Nappen
Robert W. Nappen Managing General Partner
Dated:	PHOTOMEDEX, INC. A Nevada corporation
By:/s/ Michael R. Stewart
Title: EVP / COO

(CORPORATE SEAL)	Attest: /s/ Davis Woodward
Title: Corporate Counsel